                                                                   Exhibit 10.11


                             STANDARD OFFICE LEASE

                         ARTICLE 1.00 BASIC LEASE TERMS

     1.01 Parties. This lease agreement ("Lease") is entered into by and between the following Lessor and Lessee:

                  2221 Bijou Limited Liability Company ("Lessor") a Colorado Limited Liability Company

                  American Teleconferencing Service, Ltd. ("Lessee")

     1.02 Leased Premises. In consideration of the rents, terms, provisions and covenants of this Lease, Lessor hereby leases, lets and demises to Lessee the following described premises ("leased premises"):

                  50,000                   Square Feet (Approximate sq. ft.
                                           "phased-in as per Rent Schedule -
                                           Addendum A
                  The Chidlaw Building     (Name of building or project)
                  2221 East Bijou Street   (Street address/suite number)
                  Colo Spgs, CO 80909      (City, State, and Zip code)

     1.03 Leased Premises. Subject to and upon the conditions set forth herein, including Article 11.05, the term of this lease shall commence on 120 days after Lessee's acceptance of plans and specifications or Lessor's notice as set forth in Article 6.01 and shall terminate 120 months thereafter.

     1.04 Base Rent and Security Deposit. Base rent is shown on Addendum A. Security deposit is $12,500.00.

     1.05  Addresses.

     Lessor's                              Lessee's

2221 Bijou Limited Liability Co.     American Teleconferencing Services, Ltd.
c/o Fieldhill Properties             2221 East Bijou Street
P.O. Box 158                         Colorado Springs, CO 80909
Chaska, MN 55318

     1.06 Permitted Use. Office and related uses. Tenant shall have access and use availability on a 24-hour per day basis during the Lease term.

                               ARTICLE 2.00 RENT

     2.01 Base Rent. Lessee agrees to pay monthly as base rent during the term of this Lease the sum of money set forth in Section 1.04 of this Lease, which amount shall be payable to Lessor at the address shown above. One monthly installment of rent shall be due and payable on the date of occupancy by Lessee for the first month's rent and a like monthly installment shall be due and payable on or before the first day of each calendar month, succeeding the commencement date or completion date during the term of this Lease; provided, if the commencement date or the completion date should be a date other than the first day of a calendar month, the monthly rental set forth above shall be prorated to the end of that calendar month, and all succeeding installments of rent shall be payable on or before the first day of each succeeding calendar month during the term of this Lease. Lessee shall pay, as additional rent, all other sums due under this Lease.

     2.02 Operating Expenses. In the event, Lessor's operating expenses for the building and/or project of which the leased premises are a part shall, in any calendar year during the term of this Lease, exceed the sum of $1.18 per square foot, Lessee agrees to pay as additional rent Lessee's pro rata share of such excess operating expenses. Lessor may invoice Lessee monthly for Lessee's pro rata share of the estimated operating expenses for each calendar year, which amount shall be adjusted each year based upon anticipated operating expenses. Within ninety days following the close of each calendar year, Lessor shall provide Lessee an accounting showing in reasonable detail all computations of additional rent due under this section. In the event the accounting shows that the total of the monthly payments made by Lessee exceeds the amount of additional rent due by Lessee under this section, the accounting shall be accompanied by a refund. In the event the accounting shows that the total of the monthly payments made by Lessee is less than the amount of additional rent due by Lessee under this section, the accounting shall be accompanied by an invoice for the additional rent. Notwithstanding any other provision in this Lease, during the year in which the Lease terminates, Lessor, prior to the termination date, shall have the option to invoice Lessee for Lessee's pro rata share of the excess operating expenses based upon the previous year's accounting expenses. If this Lease shall terminate on a day other than the last day of a calendar year, the amount of any additional rent payable by Lessee applicable to the year in which such termination shall occur shall be pro rated on the ratio that the number of days from the commencement of the calendar year to and including the termination date bears to 365. Lessee shall have the right, at its own expenses and within a reasonable time, to audit Lessor's books relevant to the additional rent payable under this section. Lessee agrees to pay any additional rent due under this section within twenty (20) days following receipt of the invoice or accounting showing additional rent due.

     2.03 Definition of Operating Expenses. The term "operating expenses" includes all expenses incurred by Lessor with respect to the maintenance and operation of the building of which the leased premises are a part, including, but not limited to, the following: maintenance, repair and replacement costs: electricity, fuel water, sewer, gas and common area utility charges; window washing; trash removal; landscaping and pest control; management fees, wages and benefits payable to employees of Lessor whose duties are directly connected with the operation and maintenance of the building; all services, supplies, repairs, replacements, or other expenses for maintaining and operating the building or project including parking and common areas; the cost, including interest, amortized over its useful life, of any capital improvement made to the building by Lessor after the date of this Lease which is required under any governmental law or regulation that was not applicable to the building at the time it was constructed; the cost, including interest, amortized over its useful life, of installation of any device or other equipment which improves the operating efficiency of any system within the leased premises and thereby reduces operating expenses; all other expenses which would generally be regarded as operating and maintenance expenses which would reasonably be amortized over a period not to exceed five years; all real property taxes and installments of special assessments, including dues and assessments by means of deed restrictions and/or owners' associations which accrue against the building of which the leased premises are a part during the term of this Lease and all insurance premiums Lessor is required to pay or deems necessary to pay, including public liability insurance, with respect to the building. The term operating expenses does not include the following: repairs, restoration or other work occasioned by fire, wind, the elements or other casualty; income and franchise taxes of Lessor; expenses incurred in leased to or procuring of lessees, leasing commissions, advertising expenses and expenses for the renovating of space for new lessees; interest or principal payments on any mortgage or other indebtedness of Lessor; compensation paid to any employee of Lessor above the grade of property manager; any depreciation allowance or expense; or operating expenses which are the responsibility of Lessee.

     2.04 Late Payment Charge. Other remedies for nonpayment of rent notwithstanding, if the monthly rental payment is not received by Lessor on or before the fifteenth (15th) day of the month for which the rent is due, of if any other payment due Lessor by Lessee is not received by Lessor on or before the tenth day of the month next following the month in which Lessee was invoiced, a late payment charge of five percent of such past due amount shall become due and payable in addition to such amounts owed under this lease.

     2.05 Increase in Insurance Premiums. If an increase in any insurance premiums paid by Lessor for the building is caused by Lessee's use of the leased premises in a manner other than as set forth in Section 1.06, or if Lessee vacates the leased premises and causes an increase in such premiums, then Lessee shall pay as additional rent the amount of such increase to Lessor.

     2.06 Security Deposit. The security deposit set forth above shall be held by Lessor for the performance of Lessee's covenants and obligations under this Lease, it being expressly understood that the security deposit shall not be considered an advance payment of rental or a measure of Lessor's damage in case of default by Lessee. Upon the occurrence of any event of default by Lessee, Lessor may, from time to time, and after the giving of notice as provided herein and should Lessee fail to cure, without prejudice to any other remedy, use the security deposit tot he extent necessary to make good any arrears of rent, or to repair any damage or injury, or pay any expense or liability incurred by Lessor as a result of the event of default or breach of covenant, and any remaining balance of the security deposit shall be returned by Lessor to Lessee upon termination of this Lease. If any portion of the security deposit is so used or applied, Lessee shall upon twenty days written notice from Lessor, deposit with Lessor by cash or cashier's check an amount sufficient to restore the security deposit to its original amount.

     2.07 Holding Over. In the event that Lessee does not vacate the leased premises upon the expiration or termination of this Lease, Lessee shall be a tenant at will for the holdover period of all of the terms and provisions of this Lease shall be applicable during that period, except that Lessee shall pay Lessor as base rental for the period of such holdover an amount equal to two times the base rent which would have been payable by Lessee had the holdover period been a part of the original term of this Lease. In the event of holdover, Lessee agrees to vacate and deliver the leased premises to Lessor upon Lessee's receipt of notice from Lessor to vacate. The rental payable during the holdover period shall be payable to Lessor on demand. No holding over by Lessee, whether with or without the consent of Lessor, shall operate to extend the term of this Lease.


                        ARTICLE 3.00 OCCUPANCY AND USE

     3.01 Use. Lessee warrants and represents to Lessor that the leased premises shall be used and occupied only for the purpose as set forth in Section
1.06. Lessee shall occupy the leased premises, conduct its business and use reasonable efforts to control its agents, employees, invitees and visitors in such a manner as is lawful, reputable and will not create a nuisance. Lessee shall use reasonable efforts to not permit any operation which emits any odor or matter which intrudes into other portions of the building, use any apparatus or machine which makes undue noise or causes vibration in any portion of the building or otherwise interfere with, annoy or disturb any other lessee in its normal business operations or Lessor in its management of the building. Lessee shall neither permit any waste on the leased premises nor allow the leased premises to be used in any way which would, in the reasonable opinion of Lessor, be extra hazardous on account of fire or which would in any way increase or render void the fire insurance on the building. It is expressly agreed that the leased premises do not include land beneath nor any space above the finished ceiling level of the premises, provided that Lessee shall have the non-exclusive right to use a portion of such space for the location of Lessee's construction and equipment serving the leased premises subject to reasonable approval of Lessor as to location and installation.

     3.02 Signs. No sign of any type or description shall be erected, placed or painted in or about the leased premises or project except those signs submitted to Lessor in writing and reasonably approved by Lessor in writing, and which signs are in conformance with Lessor's reasonable sign criteria established for the project. All interior and exterior signs for tenant's use shall be at tenant's sole cost and expense but shall be included in the tenant improvement allowance provided by Landlord as set forth in Addendum B.

     3.03 Compliance with Laws, Rules and Regulations. Lessee, at Lessee's sole cost and expense, shall comply with all laws, ordinances, orders, rules and regulations or state, federal, municipal or other agencies or bodies having jurisdiction over the use, condition or occupancy of the leased premises. Lessee will comply with the rules and regulations of the building adopted by Lessor which are set forth on a schedule attached to this Lease. Lessor shall have the right at all times to change and amend the rules and regulations in any reasonable manner as may be deemed advisable for the safety, care, cleanliness, preservation of good order and operation or use of the building or the leased premises. All changes and amendments to the rules and regulations of the building will be sent by Lessor to Lessee in writing and shall thereafter be carried out and observed by Lessee.

     3.04 Warranty of Possession. Lessor warrants that it has the right and authority to execute this Lease, and Lessee, upon payment of the required rents and subject to the terms, conditions, covenants and agreements contained in this Lease, shall have possession of the leased premises during the full term of this Lease as well as any extension or renewal thereof. Lessor shall not be responsible for the accts or omissions of any other lessee or third party that may interfere with Lessee's use and enjoyment of the leased premises.

     3.05 Inspection. Lessor or its authorized agents shall at any and all reasonable times and upon reasonable notice to Lessee have the right to enter the leased premises to inspect the same, to supply janitorial service or any other service to be provided by Lessor, to show the leased premises to prospective purchasers or lessees, and to alter, improve or repair the leased premises or any other portion of the building at reasonable times and upon reasonable notice. Lessee hereby waives any claim for damages for injury or inconvenience to or interference with Lessee's business, any loss or occupancy or use of the leased premises, and any other loss occasioned thereby. Lessor shall at all times have and retain a key with which to unlock all doors in upon and about the leased premises at reasonable times and upon reasonable notice. Lessee shall not change Lessor's lock system or in any other manner prohibit Lessor from entering the leased premises at reasonable times and upon reasonable notice. Lessor shall have the right to use any and all reasonable means which Lessor may deem proper to open any door in an emergency without liability therefor.


                       ARTICLE 4.00 UTILITIES AND SERVICE

     4.01 Building Services. Lessor shall provide water and electricity for Lessee during the term of this Lease. Lessee shall pay all telephone charges. Lessor shall furnish Lessee hot and cold water at those points of supply provided for general use of other lessees in the building, central heating and air conditioning in season (at times Lessor normally provides these services to other lessees in the building, and at temperatures an in amounts as are considered by Lessor to be standard or in compliance with any governmental regulations). Electric service shall be separately metered to the leased premises to assist in billing Lessee for its electrical consumption. Lessor shall also provide routine maintenance, painting and electric lighting service for all public areas and special service areas of the building in the manner and to the extent deemed by Lessor to be reasonably standard. Should any of the equipment or machinery break down, or for any cause cease to function properly, Lessor shall use reasonable diligence to repair the same promptly, but Lessee shall have no claim for rebate of rent on account of any interruption in service occasioned from the repairs. Lessor reserves the right from time to time to make changes in the utilities and services provided by Lessor to the building.

     4.02 Theft or Burglary. Lessor shall not be liable to Lessee for losses to Lessee's property or personal injury caused by criminal acts or entry by unauthorized persons into the leased premises or the building.

     4.03 Janitorial Service. Lessor shall furnish janitorial services to the public areas of the building three to five times per week during the term of this Lease, excluding holidays. Lessee shall contract and pay for janitorial services to its leased premises.

     4.04 Excessive Utility Consumption. Lessee shall pay all utility costs occasioned by high electrical consumption electrodata processing machines, telephone equipment, computers and other equipment of high electrical consumption, including without limitation, the cost of installing, servicing and maintaining any special or additional inside or outside wiring or lines, meters or submeters, transformers, poles, air conditioning costs, or the cost of any other equipment necessary to increase the amount or type of electricity or power available to the leased premises. Notwithstanding the foregoing, standard P.C., telephone equipment and other similar standard office equipment shall not be deemed high electrical consumption equipment.

     4.05 Window Covering. Lessor shall furnish and install window coverings on all exterior windows to maintain a uniform exterior appearance. Lessee shall not remove or replace these window coverings or install any other window covering which would affect the exterior appearance of the building. Lessee may install lined or unlined over draperies in the interior sides of he Lessor furnished window coverings for interior appearance or to reduce light transmission, provided such over draperies do not affect the exterior appearance of the building or affect the operation of the building's heating, ventilating and air conditioning systems.

     4.06 Charge for Service. All costs of Lessor for providing the services set forth in Article 4.00 (except those charges paid by Lessee pursuant to Section 4.04) shall be subject to the additional rent provisions in Section 2.02.

                      ARTICLE 5.00 REPAIRS AND MAINTENANCE

     5.01 Lessor Repairs. Lessor shall not be required to make any improvements (except the initial Lessor's improvements required in Article 6.01 and Addendum
B), replacements or repairs of any kind or character to the leased premises or the project during the term of this Lease except as are set forth in this section. Lessor shall maintain only the roof, foundation, parking and common areas, the structural soundness of the exterior walls, doors, corridors, windows and other structures or equipment serving the leased premises. Lessor's cost of maintaining and repairing the items set forth in this section are subject to the additional rent provisions in Section 2.02. Lessor shall not be liable to Lessee, except as expressly provided in this Lease, for any damage or inconvenience, and Lessee shall not be entitled to any abatement or reduction of rent by reason of any repairs, alterations or additions made by Lessor under this Lease.

     5.02 Lessee Repairs. Lessee shall, at its own cost and expense, repair and replace any damage to injury to all or any part of the leased premises caused by any act or omission of Lessee or Lessee's agents, employees, invitees, licensees or visitors; provided, however, if

Lessee fails to make the repairs or replacements promptly, Lessor may, at its option, after giving notice to Lessee, and after Lessee having failed to make such repairs or replacements within twenty (20) days of the date of such notice, make reasonable repairs or replacements, and the cost of such repairs or replacements shall be charged to Lessee as additional rent and shall become payable by Lessee with the payment of the rent next due hereunder. Lessor may make emergency repairs without prior notice to Lessee.

     5.03 Request for Repairs. All request for repairs or maintenance to the leased premises that are the responsibility of Lessor pursuant to any provision of this Lease must be made in writing to Lessor at the address in Section 1.05.

     5.04 Lessee Damages. Lessee shall not damage any portion of the leased premises or building, and at the termination of this Lease, by lapse of time or otherwise, Lessee shall deliver the leased premises to Lessor in as good condition as existed a the commencement date of this Lease, ordinary wear and tear excepted. The cost and expense of any repairs necessary to restore the condition of the leased premises shall be borne by Lessee.

                   ARTICLE 6.00 ALTERATIONS AND IMPROVEMENTS

     6.01 Lessor Improvements. Lessor will complete the construction of the improvements to the leased premises in accordance with plans and specifications agreed to by Lessor and Lessee, which plans and specifications are made a part of this Lease by reference. Any changes or modifications to the approved plans and specifications shall be made and accepted by written change order or agreement signed by Lessor and Lessee and shall constitute an amendment to this Lease. Either party may declare this Lease null and void if the plans and specifications are not mutually approved, despite the best efforts of the parties on or before forty-five (45 days after the execution date of this Lease. Lessor shall bear the expense of its architect for the Lessor improvements and Lessee shall bear the expenses of its space planning consultant.

     6.02 Lessee Improvements. Lessee shall not make or allow to be made any alterations or physical additions in or to the leased premises without first obtaining the written consent of Lessor, which consent shall not be unreasonably withheld. Any alterations, physical additions or improvements to the leased premises made by Lessee shall at once become the property of Lessor and shall be surrendered to Lessor upon the termination of this Lease provided that Lessee shall be entitled to retain the property listed on Exhibit A attached hereto, and provided further that, Lessor, at its option, may require Lessee to remove any physical additions and/or repair any alterations in order to restore the leased premises to the condition existing at the time Lessee took possession, reasonable wear and tear excepted, all costs of removal and/or alterations to be borne by Lessee. This clause shall not apply to moveable equipment of furniture owned by Lessee, which may be removed by Lessee at the end of the term of this Lease if Lessee is not then in default and if such equipment and furniture are not then subject to any other rights, liens and interests of Lessor.

                      ARTICLE 7.00 CASUALTY AND INSURANCE


     7.01 Substantial Destruction. If the leased premises should be totally destroyed by fire or other casualty, or if the leased premises should be damaged so that rebuilding cannot reasonably be completed within ninety working days after the date for written notification by Lessee to Lessor of the destruction, this Lease shall terminate and the rent shall be abated for the unexpired portion of the Lease, effective as of the date of the written notification.

     7.02 Partial Destruction. If the leased premises should be partially damaged by fire or other casualty, and rebuilding or repairs can reasonably be completed within ninety working days from the date of written notification by Lessee to Lessor of the destruction, this Lease shall not terminate, and Lessor shall at its sole risk and expense proceed with reasonable diligence to rebuild or repair the building or other improvements substantially the same condition in which they existed prior to the damage. If the leased premises are to be rebuilt or repaired and are untenantable in whole or in part following the damage, and the damage or destruction was not caused or contributed to by act or negligence of Lessee, its agents, employees, invitees or those for whom Lessee is responsible, the rent payable under this Lease during the period for which the leased premises are untenantable shall be adjusted to such an extent as may be fair and reasonable under the circumstances. In the event that Lessor fails to complete the necessary repairs or rebuilding within ninety working days from the date of written notification by Lessee to Lessor of the destruction, Lessee may at its option terminate this Lease by delivering written notice of termination to Lessor, whereupon all rights and obligations under this Lease shall cease to exist.

     7.03 Lessee's Insurance. Lessee shall, at its sole expense, maintain in effect at all times during the Term insurance coverage with limits not less than those set forth below with insurers licensed to do business in the State of
Colorado: a) Workers Compensation Insurance - minimum limit as defined by Statute and as same may be amended from time to time; b) Employer's Liability Insurance-minimum limit $100,000; c) and Commercial General, Liability and Bodily Injury/Property Damage Insurance, on a combined single limit basis, with limits of not less than $500,000 per occurrence and with annual aggregate limits of not less than $1,000,000. These policies shall be on a form acceptable to Lessor, endorsed to include Lessor as an additional insured, state that the insurance is primary over any insurance carried by Lessor, and the commercial general liability policy shall include the following coverages: a) premises/operations; b) independent contractors; c) broad form contractual in support of the indemnity section of this lease; and, d) personal injury liability.

     If Lessee does not procure insurance as required, Lessor may, upon reasonable advance written notice to Lessee, cause this insurance to be issued, and Lessee shall pay to Lessor the premium for this insurance within twenty (20) days of Lessor's demand, plus interest at the highest lawful rate for a loan of like amount from the date of payment by Lessor until repaid by Lessee.


     7.03.01 Lessor's Insurance. Lessor shall maintain at all times during the term of this Lease form and after substantial completion: a) standard all-risk fire and casualty insurance, covering the building in amounts at lease equal to the full replacement cost of the building at the time in question, but in no event less than such coverage as is required to avoid co-insurance provisions;
b) comprehensive public liability insurance; c) employer's liability insurance;
d) excess liability insurance over the insurance required by subsection C of this section; e) worker's compensation insurance in statutory limits; and, f) such other insurance coverage as is customarily carried in respect of comparable buildings. The limits shall be increased by Landlord from time to time during the term of this lease to at least such minimum limits as shall then be customary in respect of comparable buildings.


     7.03.02 General Requirements. All policies of insurance required under this article shall provide that they will not be canceled upon less than thirty
(30) days prior written notice to Lessor and Lessee. Each party shall furnish to the other a certificate or certificates of insurance certifying that the insurance coverage required is in force, if requested by the other party. The coverage shall be issued by companies licensed to do business in the State of Colorado and otherwise reasonably satisfactory to the parties. Not less than thirty (30) days prior to expiration of the coverage, renewal policies or certificates of insurance evidencing renewal shall be provided. Any insurance required by the terms of this Lease may be under a blanket policy (or policies) covering other properties of Lessor or Lessee and/or their related or affiliated corporations. If such insurance is maintained under a blanket policy, the respective party shall procure and deliver to the other party a statement from the insurer or general agent of the insurer setting forth the coverage maintained and the amount thereof allocated to the risk intended to be insured hereunder.


     7.04 Waiver of Subrogation. Anything in this Lease to the contrary notwithstanding, Lessor and Lessee hereby waive and release each other of and from any and all right of recover, claim, action or cause of action, against each other, their agents, offices and employees, for any loss or damage that may occur to the leased premises, improvements to the building which the leased premises are a part, or personal property within the building, by reason of fire or the elements, regardless of cause or origin, including negligence of Lessor or Lessee and their agents, officers and employees. Lessor and Lessee agree immediately to give their respective insurance companies which have issued policies of insurance covering all risk of direct physical loss, written notice of the terms of the mutual waivers contained in this section, and to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverages by reason of the mutual waivers.

     7.05 Hold Harmless. Lessor shall not be liable to Lessee's employees, agents, invitees, licensees or visitors, or to any other person, for an injury to person or damage to property on or about the leased premises caused by any act or omission of Lessee, its agents, servants or employees, or of any other person entering upon the leased premises under express or implied invitation by Lessee, or caused by the improvements located on the leased premises becoming out of repair, the failure or cessation of any service provided by Lessor (including security service and devices), or caused by leakage of gas, oil, water or steam or by electricity emanating from the leased premises. Lessee agrees to indemnify and hold harmless Lessor of and from any loss, attorney's fees, expenses or claims arising out of any such damage or injury.



Lessee shall not be liable to Lessor's employees, agents, invitees, licensees or visitors, or to any other person, for any injury to person or damage to property on or about the leased premises and caused solely by an act or omission of Lessor, its agents, servants or employees. Lessor agrees to indemnify and hold harmless Lessee of and from any loss, attorney's fees, expenses or claims arising out of any such damage or injury.



                           ARTICLE 8.00 CONDEMNATION



     8.01 Substantial Taking. If all or a substantial part of the leased premises are taken for any public or quasi-public use under any government law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and the taking would prevent or materially interfere with the use of the leased premises for the purpose for which it was then being used, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease effective on the date physical possession is taken by the condemning authority. Lessee shall have no claim to the condemnation award or proceeds in lieu thereof.


     8.02 Partial Taking. If a portion of the leased premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and this Lease is not terminated as provided in Section 8.01 above, Lessor shall at Lessor's sole risk and expense, restore and reconstruct the building and other improvements on the leased premises to the extent necessary to make it reasonably tenantable. The rent payable under this Lease during the unexpired portion of the term shall be adjusted to such an extent as may be fair and reasonable under the circumstances. Lessee shall have no claim to the condemnation award or proceeds in lieu thereof.

                      ARTICLE 9.00 ASSIGNMENT OR SUBLEASE



     9.01 Lessor Assignment. Lessor shall have the right to sell, transfer or assign, in whole or in part, its rights and obligations under this Lease and in the building. Any such sale transfer or assignment shall operate to release Lessor from any and all liabilities under this Lease arising after the date of such sale, assignment or transfer.


     9.02 Lessee Assignment. Lessee shall not assign, in whole or in part, this Lease, or allow it to be assigned, in whole or in part, by operation of law or otherwise (including without limitation by transfer of a majority interest of stock, merger or dissolution, which transfer of majority interest of stock, merger or dissolution shall be deemed an assignment) or mortgage or pledge the same, or sublet the leased premises, in whole or in part, without the prior written consent of Lessor, which consent shall not be unreasonable withheld or delayed, and in no event shall any such assignment or sublease ever release Lessee or any guarantor from any obligation or liability hereunder. No assignee or sublessee of the leased premises or any portion thereof may assign or sublet the leased premises or any portion thereof without the written consent of Lessor, which consent shall not be unreasonably withheld.


     9.03 Conditions of Assignment. If Lessee desires to assign or sublet all or any part of the leased premises, it shall so notify Lessor at least thirty days in advance of the date on which Lessee desires to make such assignment or sublease. Lessee shall provide Lessor with a copy of the proposed assignment or sublease and such information as Lessor might reasonably request concerning the proposed sublessee or assignee to allow Lessor to make informed judgments as to the financial condition, reputation, operations and general desirability of the proposed sublessee or assignee. Within fifteen days after Lessor's receipt of Lessee's proposed assignment or sublease and all required information concerning the proposed sublessee or assignee, Lessor shall have the following options: (1) consent to the proposed assignment of sublease, or (2) refuse, in its reasonable determination to consent to the proposed assignment or sublease, which refusal shall be deemed to have been exercised unless Lessor gives Lessee written notice providing otherwise. Upon the occurrence of an event of default, if all or any party of the leased premises are then assigned or sublet, Lessor, in addition to any other remedies provided by this lease or provided by law may, at its option, collect directly from the assignee or sublessee all rents becoming due to Lessee by reason of the assignment of sublease, and Lessor shall have a security interest in all properties on the leased premises to secure payment of such sums. Any collection directly by Lessor from the assignee or sublessee shall not be construed to constitute a novation or a release of Lessee or any guarantor from the further performance of its obligations under this Lease.

     9.04 Rights of Mortgagee. If the interests of Lessor under this Lease shall be transferred by reason of foreclosure of other proceedings for enforcement of any first mortgage or deed of trust on the leased premises, Lessee shall be bound to the transferee (sometimes called the "Purchaser") under the terms, covenants and conditions of this Lease for the balance of the term remaining, including any extensions or renewals, with the same force and effect as were Lessor under this Lease, and Lessee agrees to attorn to the Purchaser, including the first mortgagee under any such mortgage if it be the Purchaser, as its Lessor. The Lease shall remain in effect upon any foreclosure of, or purchase of, the building, so long as the Lessee is not then in default thereunder. Lessor shall use its best efforts to obtain an Attornment and Subordination Agreement, in a form acceptable to Lessee, between the parties and the existing mortgagee within ten (10) days after the execution hereof. Should the Agreement not be timely obtained, either party may declare this Lease null and void upon written notice to the other party posted within ten (10) days after the execution of the ten
(10) day period to provide the Agreement.

       9.05 Estoppel Certificates. Lessee agrees to furnish, at reasonable times, within twenty days after receipt of a request from Lessor or Lessor's mortgage, a statement certifying, if applicable, the following: Lessee is in possession of the leased premises; the leased premises are acceptable; the Lease is in full force and effect; the Lease is unmodified; Lessee claims no present charge, lien, or claim of offset against rent; the rent is paid for the current month, but is not prepaid for more than one month and will not be prepaid for more than one month in advance; there is no known existing default by reason of some act or omission by Lessor; and such other matters as may be reasonably required by Lessor or Lessor's mortgagee. Lessee's failure to deliver such statement, in addition to being a default under this Lease, shall be deemed to establish conclusively that this Lease is in full force and effect except as declared by Lessor, that Lessor is not in default of any of its obligations under this Lease, and that Lessor has not received more than one month's rent in advance.


                       ARTICLE 10.00 DEFAULT AND REMEDIES

       10.01 Default by Lessee. The following shall be deemed to be events of default by Lessee under this Lease: (1) Lessee shall fail to pay when due any installment of rent or any other payment required pursuant to this Lease. Lessee shall be in default if rent is not paid by the first day of each month. However, Lessee shall have the right to cure said default until any eviction order be issued by a court of competent jurisdiction; (2) Lessee shall abandon any substantial portion of the leased premise; (3) Lessee shall fail to comply with any term, provision or covenant of this Lease, other than the payment of rent, and the failure is not cured within twenty days after written notice to Lessee unless the ability to timely cure is not within the control of Lessee; (4) Lessee shall file a petition or be adjudged bankrupt or insolvent under any applicable federal or state bankruptcy or insolvency law or admit that it cannot meet its financial obligations as they become due; or a receiver or trustee shall be appointed for all or substantially all of the assets of Lessee; or Lessee shall make transfer in fraud of creditors or shall make an assignment for the benefit of creditors; or (5) Lessee shall do or permit to be done any act which results in a lien being filed against the leased premises or the building and/or project of which the leased premises are a part unless Lessee provides reasonable protection therefor.

       10.02 Remedies for Lessee's Default. Upon the occurrence of any event of default set forth in this Lease, Lessor shall have the option to pursue any one or more of the remedies set forth herein without any notice or demand. (1) Lessor may enter upon and take possession of the leased premises, by picking or changing locks if necessary, and lock out, expel or remove Lessee and any other person who may be occupying all or any part of the leased premises without being liable for any claim for damages, and relet the leased premises on behalf of Lessee and receive the rent directly by reason of the reletting. Lessee agrees to pay Lessor on demand any deficiency that may arise by reason of any reletting of the leased premises; further, Lessee agrees to reimburse Lessor for any expenditures made by it in order to relet the leased premises, including, but not limited to, remodeling and repair costs. (2) Lessor may enter upon the leased premises, by picking or changing the locks if necessary, without being liable for any claim for damages, and, acting reasonable, do whatever Lessee is obligated to do under the terms of this Lease. Lessee agrees to reimburse Lessor on demand for any expenses which Lessor may incur in effecting compliance with Lessee's obligations under this Lease, (3) Lessee may terminate this Lease in which event Lessee shall immediately surrender the leased premises to Lessor, and if Lessee fails to surrender the leased premises, Lessor may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the leased premises by picking or changing locks if necessary and lock out, expel or remove Lessee and any other person who may be occupying all or any part of the leased premises without being liable for any claim for damages. Lessee agrees to pay on demand the amount of all loss and damage which Lessor may suffer by reason of the termination of this Lease under this section, whether through inability to relet the leased premises on satisfactory terms or otherwise. A rent concession or waiver of the base rent shall not relieve Lessee of any obligation to pay any other charge due and payable under this Lease including without limitation any sum due under Section
2.02. Notwithstanding anything contained in this Lease to the contrary, this Lease may be terminated by Lessor only by mailing or delivering written notice of such termination to Lessee, as provided herein and no other act or omission of Lessor shall be construed as a termination of this Lease.

                           ARTICLE 11.00 DEFINITIONS

       11.01 Abandon. "Abandon" means the vacating of all or a substantial portion of the leased premises by Lessee, whether or not Lessee is in default of the rental payments due under this Lease.

       11.02 Act of God or Force Majeure. An "act of God" or "force majeure" is defined for purposes of this Lease as strikes, lockouts, sitdowns, material or labor restrictions by any governmental authority, unusual transportation delays, riots, floods, washouts, explosions, earthquakes, fire storms, weather (including wet grounds or inclement weather which prevents construction), acts of the public enemy, wars, insurrections and any other cause not reasonably within the control of Lessor and which by the exercise of due diligence Lessor is unable, wholly or in part, to prevent or overcome.

       11.03 Building or Project. "Building" or "project" as used in this Lease means the building and/or project described in Section 1.02, including the leased premises and the land upon which the building or project is situated.

       11.04 Commencement Date. "Commencement date" shall be the date set forth in Section 1.03. The commencement date shall constitute the commencement of the term of this Lease for all purposes, whether or not Lessee has actually taken possession.

       11.05 Completion Date. "Completion date" shall be the date on which improvements erected and to be erected upon the leased premises shall have been completed in accordance with the plans and specifications described in Article
6.00. The completion date shall constitute the commencement of the term of this Lease for all purposes, whether or not Lessee has actually taken possession. Lessor shall use its best efforts to establish the completion date as the date set forth in Section 1.03. In the event that the improvements have not in fact been completed as of that date, Lessee shall notify Lessor in writing of its objections. Lessor shall have a reasonable time after delivery of the notice in which to take such corrective action as may be necessary and shall notify Lessee in writing as soon as it deems such corrective action has been completed and the improvements are ready for occupancy. Upon completion of construction, Lessee shall deliver to Lessor a letter accepting the leased premises as suitable for the purposes for which they are let and the date of such letter shall constitute the commencement of the term of this Lease. Whether or not Lessee has executed such letter of acceptance, taking possession of the leased premises by Lessee shall be deemed to establish conclusively that the improvements have been completed in accordance with the plans and specifications, are suitable for the purposes for which the leased premises are let, and that the leased premises are in good and satisfactory condition as of the date possession was so taken by Lessee, except for latent defects, if any. The reasonable time to complete after notice shall not exceed 60 days unless the delays are caused by Lessee.

       11.06 Square Feet. "Square feet" or "square foot" as used in this Lease includes the area contained within the leased premises together with a common area percentage factor of the leased premises proportionate to the total rentable building area. Lessee's actual percentage for computation of its share of operating expenses shall be agreed upon by the parties at the same time as agreement on the plans and specifications as required in Article 6.02.

                           ARTICLE 12.00 MISCELLANEOUS

       12.01 Waiver. Failure of Lessor to declare an event of default immediately upon its occurrence, or delay in taking any action in connection with an event of default, shall not constitute a waiver of the default, but Lessor shall have the right to declare the default at any time and take such action as is lawful or authorized under this Lease so long as the event of default continues. Pursuit of any one or more of the remedies set forth in
Article 10.00 above shall not preclude pursuit of any one or more of the other remedies provided elsewhere in this Lease or provided by law, nor shall pursuit of any remedy constitute forfeiture or waiver of any rent or damages accruing to Lessor by reason of the violation of any of the terms, provisions or covenants of this Lease. Failure by Lessor to enforce one or more of the remedies provided upon an event of default shall not be deemed or construed to constitute a waiver of the default or of any other violation or breach of any of the terms, provisions and covenants contained in this Lease.

       12.02 Act of God. Lessor shall not be required to perform any covenant or obligation in this Lease, or be liable in damages to Lessee, so long as the performance or non-performance of the covenant or obligation is delayed, caused or prevented by an act of God, force Majeure or by Lessee.

       12.03 Attorney's Fees. In the event either party defaults in the performance of any of the terms, covenants agreements or conditions contained in this Lease and the non-defaulting party places in the hands of an attorney the enforcement of all or any part of this Lease, including an action for recovery of the possession of the leased premises, the defaulting party agrees to pay the non-defaulting party's costs of collection, including reasonable attorney's fees for the services of the attorney whether suit is actually filed or not.

       12.04 Successors. This Lease shall be binding upon and inure to the benefit of Lessor and Lessee and their respective heirs, personal representatives, successors and assigns. It is hereby covenanted and agreed that should Lessor's interest in the leased premises cease to exist for any reason during the term of this Lease, then notwithstanding the happening of such event this Lease nevertheless shall remain unimpaired and in full force and effect, and Lessee hereunder agrees to attorn to the then owner of the leased premises.

       12.05 Rent Tax. If applicable in the jurisdiction where the leased premises are situated, Lessee shall pay and be liable for all rental, sales and use taxes or other similar taxes, if any levied or imposed by any city, state, county or other governmental body having authority, such payments to be in addition to all other payments required to be paid to Lessor by Lessee under the terms of this Lease. Any such payment shall be paid concurrently with the payment of the rent, additional rent, operating expenses or other charge upon which the tax is based as set forth above.

       12.06 Captions. The captions appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of any section.

       12.07 Notice. All rent and other payments required to be made by Lessee shall be payable to Lessor at the address set forth in section 1.05. All payments required to be made by Lessor to Lessee shall be payable to Lessee at the address set forth in Section 1.05, or at any other address within the United States as Lessee may specify from time to time by written notice. Any notice or document required or permitted to be delivered by the terms of this Lease shall be deemed to be delivered (whether or not actually received) when deposited in the United States Mail, postage prepaid, certified mail, return receipt requested, addressed to the parties at their respective addresses set forth in
Section 1.05.

       12.08 Submission of Lease. Submission of this Lease to Lessee for signature does not constitute a reservation of space or an option to lease. This Lease is not effective until execution by and delivery to both Lessor and Lessee.

       12.09 Corporate Authority. If Lessee executes this Lease as a corporation, each of the persons executing this Lease on behalf of the Lessee does hereby personally represent and warrant that Lessee is a duly authorized and existing corporation, that Lessee is qualified to do business in the state in which the leased premises are located, that the corporation has full right and authority to enter into this Lese, and that each person signing on behalf of the corporation is authorized to do so. In the event any representation or warranty is false, all persons who execute this Lease shall be liable, individually, as Lessee.

       If Lessor executes this Lease as a limited liability company, each of the persons executing this Lease on behalf of Lessor does hereby personally represent and warrant that Lessor is a duly authorized and existing limited liability company, that Lessor is qualified to do business in the state in which the leased premises are located, that the limited liability company has full right and authority to enter into this Lease, and that each person signing on behalf of the limited liability company is authorized to do so. In the event any representation or warranty is false, all persons who execute this Lease shall be liable, individually, as Lessor.

       12.10 Severability. If any provision of this Lease or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Lease and the application for such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

       12.11 Lessor's Liability. If Lessor shall be in default under this Lease and, if as a consequence of such default, Lessee shall recover a money judgment against Lessor, such judgment shall be satisfied only out of the assets of Lessor as a Limited Liability Company.

       12.12 Indemnity. Lessor agrees to indemnify and hold harmless Lessee from and against any liability or claim, whether meritorious or not, arising with respect to any broker whose claim arises by, through or on behalf of Lessor. Lessee agrees to indemnify and hold harmless Lessor from and against any liability or claim, whether meritorious or not, arising with respect to any broker whose claim arises by, through or on behalf of Lessee.

       12.13 Governing Law. Any interpretation of this Lease or any other determination of the rights or liabilities of the parties hereto, shall be governed by the laws of the State of Colorado.

       12.14 Brokers. See attached Addendum C(5) for Broker's Commission Provisions.

       12.15 Time of Essence. Time is of the essence for all provision of this Lease.

       12.16 Rules and Regulations. The attached Rules and Regulations do hereby become a part of this Lease and Agreement.

                         ARTICLE 13.00 OTHER PROVISIONS

       Addendum.  Incorporated into this lease by reference.

            Addendum A - Rent Schedule
            Addendum B - Lessee's Improvements and Space Plan
            Addendum C - Additional Provisions

             ARTICLE 14.00 AMENDMENT AND LIMITATION OF WARRANTIES

       Entire Agreement. IT IS EXPRESSLY AGREED BY LESSEE, AS A MATERIAL CONSIDERATION FOR THE EXECUTION OF THIS LEASE, THAT THIS LEASE, WITH THE SPECIFIC REFERENCES TO WRITTEN EXTRINSIC DOCUMENTS, IS THE ENTIRE AGREEMENT OF THE PARTIES; THAT THERE ARE, AND WERE, NO VERBAL REPRESENTATIONS, WARRANTIES, UNDERSTANDINGS, STIPULATIONS, AGREEMENTS OR PROMISES PERTAINING TO THIS LEASE OR TO THE EXPRESSLY MENTIONED EXTRINSIC DOCUMENTS NOT INCORPORATED IN WRITING IN THIS LEASE.

       Amendment. THIS LEASE MAY NOT BE ALTERED, WAIVED, AMENDED OR EXTENDED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY LESSOR AND LESSEE.

       Limitation of Warranties. LESSOR AND LESSEE EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OR MERCHANTABILITY, HABITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OF ANY OTHER KIND ARISING OUT OF THIS LEASE, AND THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS LEASE.

                            ARTICLE 14.00 SIGNATURES

SIGNED at Colorado Springs, Co. this 23/rd/ day of May, 1996

LESSOR:                                LESSEE:
2221 Bijou Limited Liability Company, American Teleconferencing Services, Ltd. A Colorado Limited Liability Company

                                                          /s/
------------------------------------   -----------------------------------------



BY:    /s/
    --------------------------------   -----------------------------------------

Its:    Managing Partner               Its:     President
    --------------------------------        ------------------------------------

WITNESSES:                             WITNESSES:


       /s/                                                /s/
------------------------------------   -----------------------------------------

      /s/                                                /s/
------------------------------------   -----------------------------------------

                             RULES AND REGULATIONS

1. Lessor agrees to furnish Lessee two keys without charge. Additional keys will be furnished at a nominal charge. Lessee shall not change locks or install additional locks on doors without prior written consent of Lessor. Lessee shall not make or cause to be made duplicates of keys procured from Lessor without prior approval of Lessor. All keys to leased premises shall be surrendered to Lessor upon termination of this Lease.

2. Lessee will refer all contractors, contractor's representatives and installation technicians rendering any service on or to the leased premises for Lessee to Lessor for Lessor's approval before performance of any contractual service. Lessee's contractors and installation technicians shall comply with Lessor's rules and regulations pertaining to construction and installation.
This provision shall apply to all work performed on or about the leased premises or project, including installation of telephone, telegraph equipment or any other physical portion of the leased premises or project.

3. Lessee shall not at any time occupy any part of the leased premises or project as sleeping or lodging quarters.

4. Lessee shall not place, install or operate on the leased premises or in any part of the building any engine, stove or machinery, or conduct mechanical operations or cook thereon or therein, or place or use in or about the leased premises or project any explosives, gasoline, kerosene, oil, acids, caustics, or any flammable, explosive or hazardous material without written consent of Lessor.

5. Lessor will not be responsible for lost or stolen personal property, equipment, money or jewelry from the leased premises or the project regardless of whether such loss occurs when the area is locked against entry or not.

6. No dogs, cats, fowl, or other animals shall be brought into or kept in or about the leased premises or project except for animals assisting handicapped person. Bicycles shall not be brought into the building.

7. Employees of Lessor shall not receive or carry messages for or to any Lessee or other person or contract with or render free or paid services to any Lessee or to any of Lessee's agents, employees or invitees.

8. None of the parking, plaza, recreation or lawn areas, entries, atrium, passages, doors, elevators, hallways or stairways shall be blocked or obstructed or any rubbish, litter, trash, or material of any nature placed, emptied or thrown into these areas or such area used by Lessee's agents, employees or invitees at any time for purposes inconsistent with their designation by Lessor.

9. The water closets and other water fixtures shall not be used for any purpose other than those for which they were constructed, and any damage resulting to them from misuse or by the defacing or injury of any part of the building shall be borne by the person who shall occasion it. No person shall waste water by interfering with the faucets or otherwise.

10. No person shall disturb occupants of the building by the use of any radios, VCR's computerized entertainment systems, tape recorders, or musical instruments, or make any unreasonable noises.

11. Nothing shall be thrown over railings and/or into the atrium of the building or down the stairways or other passages.

12. Lessee and its employees, agents and invitees shall park their vehicles only in those parking areas designated by Lessor. Oversized recreational vehicles and trailers shall not be parked on the property. Lessee shall not leave any vehicle in a state is disrepair (including without limitation, flat tires, out of date inspection stickers or license plates) on the property. If Lessee or its employees, agents or invitees park their vehicles in other than the designated parking areas or leave any vehicle in a state of disrepair, Lessor, after giving written notice to Lessee of such violation, shall have the right to remove such vehicles at Lessee's expense.

13. Parking on site shall be in compliance with all parking rules and regulations including any sticker or other identification system established by Lessor. Failure to observe the rules and regulations hall terminate user's right to on site parking and subject the vehicle in violation of the parking rules and regulations to removal or impoundment without any liability on Lessor. Vehicles must be parked entirely within the stall lines and all directional signs, arrows and posted speed limits must be observed. Parking is prohibited in areas not striped for parking, in aisles, where "No Parking" signs are posted, in cross hatched areas, and in other areas as may be designated by Lessor. Parking stickers or other forms of identification, if supplied by Lessor, shall remain the property of Lessor and not the property of Lessee and are not transferable. All responsibility for damage to vehicles or persons is assumed by the owner of the vehicle or its driver.

14. Movement in or out of the building of furniture or bulk office supplies and equipment, or dispatch or receipt by Lessee of any merchandise or materials which requires special use or dedication of elevators or stairways, or movement through the building entrances or atrium, shall be restricted to hours designated by Lessor. All such movement shall be under supervision of Lessor and carries out in the manner agreed between Lessee and Lessor by prearrangement before performance. Such prearrangement will include determination by Lessor of time, method, and routing of movement an limitations imposed by safety or other concerns which may prohibit any article, equipment or any other item from being brought into the building. Lessee assumes and shall indemnify Lessor against all risks and claims of damage to persons and properties arising in connection with any said movement.

15. Lessor shall not be liable for any damages from the stoppage of elevators for necessary or desirable repairs or improvements or delays of any sort or duration in connection with the elevator service.

16. Lessee shall not lay floor covering within the leased premises without written approval of the Lessor. The use of cement or other similar adhesive materials not easily removed with water is expressly prohibited.

17. Lessee agrees to cooperate and assist Lessor in the prevention of canvassing, soliciting and peddling within the building or project.

18. Lessor reserves the right to exclude from the building or project, between the hours of 6:00 p.m. and 7:00 a.m. on weekdays and at all hours on Saturday, Sunday and legal holidays, all persons who are not known to the building or project security personnel and who do not present a pass to the building signed by the Lessee. Each Lessee shall be responsible to all persons for whom he supplies a pass.

19. It is Lessor's desire to maintain in the building or project, the highest standard of dignity and good taste consistent with comfort and convenience for Lessee. Any action or condition not meeting this high standard should b ereport directly to Lessor. Your cooperation will be mutually beneficial and sincerely appreciated. Lessor reserves the right to make such other and further reasonable rules and regulations as In its judgement may from tie to time be necessary, for the safety, care and cleanliness of the leased premises and for the preservation of good order therein.

                                   Addendum A

                                 Rent Schedule

1.04  Base Rent

          a) Lessee agrees to pay the rent as set forth under the following Base Rent Schedule as Base Rent each month throughout the 120 month term of this lease. In addition to the Base Rent, Lessee agrees to pay all expenses relating to the leased premises as required herein and to pay its pro rata share of operating expenses relating to the building. Lessor's estimate of the operating expenses it will incur for the building and leased premises is $1.18 per square foot during the first calendar year of the lease term exclusive of tenant utilities and tenant janitorial. Lessee agrees to pay as additional rent monthly along with payments of base rent $4,916.67 as its pro rata of operating expenses as provided in Paragraph 2.02 of this Lease.

                               Base Rent Schedule

Year                Base NNN Rent  Square Feet   Monthly NNN      Annual NNN
                                     Leased          Rent             Rent
1 (months 1-6)           $6.00       25,000       $12,500.00
1 (months 7-12)          $6.00       35,000       $17,500.00      $180,000.00
2 (months 13-18)         $6.25       45,000       $23,437.50
2 (months 19-24)         $6.25       50,000       $26,041.67      $296,875.00
3                        $6.50       50,000       $27,083.33      $325,000.00
4                        $6.75       50,000       $28,125.00      $337,500.00
5                        $7.00       50,000       $29,166.67      $350,000.00
6                        $7.25       50,000       $30,208.33      $362,500.00
7                        $7.50       50,000       $31,250.00      $375,000.00
8                        $7.75       50,000       $32,291.67      $387,500.00
9                        $8.00       50,000        33,333.33      $400,000.00
10                       $8.50       50,000       $35,416.67      $425,000.00

          b) Triple Net Intent. It is the purpose and intent of Lessor and Lessee that the rent provided in Article 1.04 and 2.01 shall be absolutely net to Lessor, and that Lessee shall pay, without notice or demand, and without abatement, deduction or setoff and save Lessor harmless from and against, all costs, taxes, insurance (including the cost of the insurance set forth in section 7.03), expenses of maintenance, repair and replacement, and other charges and expenses and obligations of every kind and nature whatsoever relating to the leased premises which may arise or become due during the term of this Lease. If Lessee is required to make any payment or incur any expense as provided in this Lease and fails to do so, then Lessor, at its option, may make the payment or incur the expense on Lessee's behalf, and the cost thereof shall be charged to Lessee as additional rent and shall be due and payable by Lessee within twenty days from receipt of Lessor's invoice.

                                   ADDENDUM B

                        Lease Improvements & Space Plan

          Lessor shall provide a tenant improvement allowance of up to $14.00 per rentable square foot or $700,000.00 to building out leased premises in accordance with plans and specifications as provided in the Lease mutually acceptable to both parties and Lessor shall pay said sum directly to the Contractor as payments become due. The level of tenant finish shall be in accordance with reasonable building standards, and any costs which exceed the tenant improvement allowance will be paid for by Lessee in cash one-half upon approval of working drawings and the remaining half upon substantial completion of the improvements. Lessor and Lessee shall cooperate in the development of the plans and specifications during and after this lease is fully executed by both parties. The tenant improvement allowance also includes the expenses for the architect and general contractor to perform the design and construction of the tenant improvements. If the leased premises are not ready for occupancy on or before the Completion Date due to delays attributable to Lessee (such as delays in approving drawings or furnishings), then the lease term shall begin on the Completion Date even though the leased premises are not able to be occupied on that date. If the leased premises are not ready due to delays attributable to Lessor, then the lease shall not commence until the leased premises are completed.

Lessor will, at is own expense, provide the HVAC ducting to the perimeter of tenant's space and provide the outside walls of the space as well as any common corridors and common restrooms for the building. These expenses shall not be included in the tenant improvement allowance.

                                   ADDENDUM C

                             Additional Provisions

1. Right of First Refusal. During the term of this Lease, Lessee shall have a one time right to lease approximately 25,000 square feet adjacent to Lessee's space. When Lessor first desires to lease any of the space to a third party, Lessor shall notify Lessee in writing of its intention to lease the space with the general business terms defined for Lessee's review. Lessee shall have ten
(10) business days from receipt of such notice to notify Lessor in writing of Lessee's intent to exercise its Right of First Refusal and accept the terms and conditions under the third party offer and reject the third party offer. If Lessee does not exercise its Right of First Refusal, then the Right of First Refusal shall terminate and the Lessor may lease the space to the third party.

2. Parking. Lessor shall make available to Lessee at all times during the Lease term not less than 5.5 parking spaces per 1,000 square feet on the office space then leased by Tenant. Tenant parking shall be in proximity to Tenant's entrance and premises.

3. Telephone Lines/Service Level. Tenant's proposed use of the premises requires extraordinary telephone access and lines. Tenant shall be responsible for all costs associated with the provision of increased service levels to the building required for tenant's extraordinary use. The utility provider shall determine what extraordinary service levels are necessary solely because of tenant's sue. Tenant's extraordinary use shall not adversely impact the building's ability to provide future tenants with normal telephone service without being responsible to pay for additional service levels to the building.

4. Americans with Disabilities Act Representation. Lessor will be responsible for making the exterior of the leased premises and the interior common areas compliant with the provisions of the Americans with Disabilities Act as the interior becomes occupied. Lessee shall be responsible for compliance with said act for all interior portions of its leased premises.

5. Brokers. Lessor represents that it has been represented by Broker Michael Palmer, Highland Commercial Group, L.L.C., (hereinafter "Highland") and no other broker. Lessee represents that it has been represented by Hermann J. Spielkamp, Banc Commercial, (hereinafter "Banc Commercial") and by no other broker. Lessor shall compensate Broker Highland. Broker Highland shall divide its commission with Borker Banc Commercial according to the March 22, 1996 correspondence between the parties. Neither Lessor or Lessee shall be responsible for any commission except as set forth herein. Each shall indemnify and hold the other harmless from liability to any Borker whose claim arises on their behalf.

6. Environmental Liability. Lessee shall not responsible for any environmental problems on the leased premises except for those which are directly created or proximately caused by Lessee, its employees, agents, or invitees.

7. Memorandum of Lease. The parties hereto agree to execute a Memorandum of Lease in recordable form within ten (10) days after the reasonable request of either party; which Memorandum of Lease shall be in any form reasonably requested by said party.

8. Exercise Facility. Landlord agrees to provide an exercise facility for building tenants' use once building occupancy reaches fifty percent (50%).

                     ADDENDUM D TO STANDARD OFFICE LEASE -
                     ACCEPTANCE OF PLANS AND SPECIFICATIONS
                                      AND
                            SQUARE FOOTAGE AGREEMENT


          THIS ADDENDUM D is entered this 18/th/ day of July, 1996, by and between 2221 Bijou Limited Liability Company ("Lessor") and American Teleconferencing Service, Ltd. ("Lessee").

          WITNESSETH, THE FOLLOWING RECITALS,

          WHEREAS, on May 23, 1996 the parties entered into that certain Standard Office Lease concerning a portion of "The Chidlaw Building" located at 2221 Bijou Street, Colorado Springs, Colorado, and

          WHEREAS, Article 1.03 thereof specifies that the Lease "shall commence 120 days after Lessee's acceptance of the plans and specifications as set forth in Article 6.01 ...", and

          WHEREAS, Article 6.01 allows either party to "declare this Lease null and void if the plans and specifications are not mutually approved ... on or before forty-five (45) days after execution of this Lease", and

          WHEREAS, Article 11.06 obligates the parties to agree on Lessee's actual percentage for computation of its share of operating expenses concurrently with the agreement on the plans and specifications, and

          WHEREAS, the parties desire to reach the agreements required in the foregoing recitals and to waive any related contingencies or rights to void the Lease.

          NOW, THEREFORE, in consideration of the foregoing recitals, and the mutual covenants hereafter, the parties agree as follows:

          1.  Acceptance of Plans and Specifications.  The parties hereby agree
              --------------------------------------
that the plans and specifications attached hereto as Exhibit A and executed by the parties are acceptable in all respects and shall govern the leasehold improvement obligations of the parties unless hereafter modified in a subsequent written change order executed by both parties. The right of either party to declare this Lease null and void pursuant to Article 6.01 is hereafter waived by each party.

          2.  Completion/Lease Commencement Date.  The "completion date" for
              ----------------------------------
Lessor's leasehold improvements set forth in Article 6 and the Lease commencement date shall hereafter be deemed to be 43 days from and after the date of the execution of this Addendum; such date remaining subject to the conditions of Article 11.05 of the Lease Agreement.

          3.  Square Feet.  Pursuant to Article 11.06, Lessee's share of the
              -----------
operating expenses shall be determined by multiplying the total operating expenses shall be determined by multiplying the total operating expenses as defined in the Lease times the following fraction:

            the # of sq. feet actually occupied by Lessee from time to time as "phased-in" as per Rent Schedule -Addendum A
            -------------------------------------------------------
             ________ square feet; the total rentable building area

                       50,000 square feet = 7% of 296,380

          The "total rentable building area" in square feet as above indicated was computed according to the Building Owners and Managers Association's Standards ("BOMA"). Should Lessor hereafter determine that the actual "total rentable building area" has decreased because of final build-out of tenant's spaces, Lessor shall notify Lessee of the building's new "total rentable building area" in square feet and as a result thereof, the new percentage for Lessor's share of the operating expenses; which new percentage shall be effective immediately upon the posting of said notice.

          4.  Ratification.  It is not the intent of the parties hereto to
              ------------
modify the terms of the original Standard Office Lease but to supplement and reach the agreements required therein. The parties hereby ratify and confirm all terms, conditions and covenants of the original Standard Office Lease, not supplemented hereby.

          IN WITNESS WHEREOF, the parties have signed this Addendum D on the date above set forth.

LESSOR:                               LESSEE:

2221 Bijou Limited Liability Co.      American Teleconferencing Services, Ltd.



By:  /s/ Lars E. Akerberg             By:        /s/
    -------------------------            ------------------------
         Lars E. Akerberg

Its:    Managing Partner              Its:    President
     ------------------------             -----------------------

                         ADDENDUM E TO LEASE AGREEMENT

          THIS ADDENDUM is entered this 4/th/ day of October, 1996, by and between 2221 Bijou Limited Liability Company ("Lessor") and American Teleconferencing Service, Ltd. ("Lessee").

          WITNESSETH, THE FOLLOWING RECITALS:

          WHEREAS, on May 23, 1996 the parties entered into that certain Standard Office Lease concerning a portion of "The Chidlaw Building" located at 2221 Bijou Street, Colorado Springs, Colorado, and

          WHEREAS, on July 18, 1996, the parties agreed on the plans and specifications for the build-out of the Tenant's space, which agreement (identified as Addendum D to Standard Office Lease) was a condition precedent to the validity of the Lease, and

          WHEREAS, said agreement on the plans and specifications resulted in the parties' agreement to modify additional terms.

          NOW, THEREFORE, in consideration of the foregoing recitals, and the mutual covenants hereafter, the parties agree to the following amended terms:

          1.  Leased Premises.  Article 1.2 of the original Lease estimated the
              ---------------
amount of square feet to be rented to be 50,000 square feet. Pursuant to the agreed upon plans and specifications, the actual area to be occupied by Lessee is agreed to be 50,470 square feet. The square feet upon which the "Base Rent" shall be paid shall be phased in as per the Amended Rent Schedule attached as Amended Addendum A.

          2.  Base Rental Rate.  The initial Base Rental Rate as set forth in
              ----------------
Addendum A to the original Lease Agreement shall increase from $6/sq. ft. to $6.80/sq. ft. Periodic increases thereafter shall remain at the $0.25 or $0.50 increments as set forth in the Lease. An Amended Rent Schedule is attached as Amended Addendum A.

          3.  Lessor's Build-Out Obligations.
              ------------------------------

          (a) Amended Amount of Lessor's Build-Out Obligation. In consideration of the rental rate increase and the adjusted square feet rented of 50,470 square feet, Lessor's buildout expenses shall be increased from the original amount computed pursuant to Addendum B of the original Lease Agreement to the sum of $956,580.00 computed as follows:

                    50,470 SF x $14/SF        =    $ 706,580
                    plus "additional amount"  =    $ 250,000*
                                                   ---------

                             TOTAL                 $ 956,580

* The consideration for the "additional amount" in the Lessor's obligation is the increase in the Base Rental Rate set forth in No. 2 of this Addendum E.

          (b) Excess Improvement Expenses/Lessee's Payment Obligations. Lessee shall pay the excess build out expenses over and above the sum of $956,580 except those expenses specifically allocated to the Lessor in the original Lease Agreement. Pursuant to Addendum B of the original Lease, Lessee's obligation is to pay one-half (1/2) of its share upon the completion of the plans and specifications drawings and one-half (1/2) on substantial completion. By the execution hereof, Lessor agrees to modify the initial payment obligation to the sum of $100,000.00 with the balance due upon substantial completion and computation of final costs.

          4.  Amended Lease Commencement-Occupancy-Completion Dates.
              -----------------------------------------------------
          The "completion date" and the "Lease Commencement Date" originally set forth in Article 6 of the Lease Agreement were amended by the parties in Addendum D and are hereby further amended so that Lessor's obligation is to complete the construction of Phase I to allow occupancy thereof on or before Sept. 1/st/, 1996 and to further cause the completion of construction of Phase II by September 30, 1996. Phase I includes the Telephony, LAN, computer rooms, bathrooms, and OPS/RES open room, with mid-east entrance. Phase II shall include the general offices, executive rooms, reception and the remainder of the premises. The construction phases were determined in accordance with the requirements of J. Roth Hyland, consulting program manager and ATS representative for sites relocation, in his June 27, 1996 correspondence to Lessor's architect, David Weesner.

          The definition of "completion date" as set forth in Article 11.05 of the original Lease shall remain in effect including the reasonable time to complete after notice provided to Landlord not to exceed sixty (60) days unless the delays are caused by Lessee.

          5.  Ratification.  The parties hereby ratify and confirm all remaining
              ------------
terms, conditions and covenants of the original Standard Office Lease, not supplemented hereby.


          IN WITNESS WHEREOF, the parties have signed this Addendum to Lease Agreement on the date above set forth.

LESSOR:                               LESSEE:

2221 Bijou Limited Liability Co.      American Teleconferencing Services, Ltd.


By:  Lars E. Akerberg   /s/           By:  /s/

Its:  Managing Partner                Its:
      ----------------                    ----------------------

                               AMENDED ADDENDUM A

                               BASE RENT SCHEDULE


1.04 Base Rent

          (a) Lessee agrees to pay the rent as set forth under the following Base Rent Schedule as Base Rent each month through the 120 month term of this Lease. The Base Rent shall be paid on the square feet actually occupied according to the schedule and shall not include any pro-rata portion of the non-rentable building area. In addition to the Base Rent, Lessee agrees to pay all expenses relating to the leased premises as required herein and to pay its pro rata share of operating expense relating to the building. Lessor's estimate of the operating expenses it will incur for the building and leases premises is $1.18 per square foot during the first calendar year of the lease term exclusive of tenant utilities and tenant janitorial.

           YEAR               BASE NNN     SQ/FT    MONTHLY NNN     ANNUAL NNN
           ----                 RENT      LEASED       RENT            RENT
1 (mo. 1-est)                   $6.80     27,109     $15,361.77
1 (mo. 2-12, est)               $6.80     36,974     $20,951.93     $245,833.03
2 (mo. 13-18 est)               $7.05     45,000     $26,437.50
2 (mo. 19-24 est)               $7.05     50,470     $29,651.12     $336,531.72
3                               $7.30     50,470     $30,702.58     $368,430.96
4                               $7.55     50,470     $31,754.04     $381,048.48
5                               $7.80     50,470     $32,805.50     $393,666.00
6                               $8.05     50,470     $33,856.96     $406,283.52
7                               $8.30     50,470     $34,908.42     $418,901.04
8                               $8.55     50,470     $35,959.88     $431,518.56
9                               $8.80     50,470     $37,011.34     $444,136.08
10                              $9.30     50,470     $39,113.96     $469,367.52

          (b) Triple Net Intent. It is the purpose and intent of Lessor and Lessee that the rent provided in Article 1.04 and 2.01 shall be absolutely net to Lessor, and that Lessee shall pay, without notice or demand, and without abatement, deduction or setoff and save Lessor harmless from and against, all costs, taxes, insurance (including the cost of the insurance set forth in Section 7.03), expenses of maintenance, repair and replacement, and other charges and expenses and obligations of every kind and nature whatsoever relating to the leased premises which may arise or become due during the term of this Lease. If Lessee is required to make any payment or incur any expense as provided in this Lease and fails to do so, then Lessor, at its option, may make the payment or incur the expense on Lessee's behalf, and the cost thereof shall be charged to Lessee as additional rent and shall be due and payable by Lessee within twenty days from receipt of Lessor's notice.

          To accomplish a true Triple Net Lease, Lessee's share of operating expenses shall be computed on the Lessee's share of the "rentable" square feet rather than the "useable" square feet of the building. Until the building is 50% occupied or build out, Lessee's share of operating expenses shall be 17.93%.

          WHERE:
          1.  TOTAL BLDG USABLE SF = 296,380 SF
          2.  TOTAL BLDG RENTABLE SF = 95% of the TOTAL BLDG
              USEABLE SF (296,380 x 95% = 281,561 SF).
          3.  Lessee's operating expense percentage is:
              50,470 SF divided by 281,561 Rentable SF = 17.93%

          Notwithstanding the foregoing, during the first eighteen (18) months of the Lease (unless Lessee's square feet is increased by actual occupancy from the above Base Rent Schedule), Lessee shall pay its share of operating expenses on its share of the Rentable SF according to the above formula computed only on the actual square feet leased. However, when computing Lessee's share of the building utilities, Lessee's share shall be computed as if Lessee occupied 50,470 SF during the first 18 months even though actual occupancy may be less than 50,470 SF.

          At such time as 100% of the building layout is built out or planned space according to plans and specifications, the actual building Rental SF shall be computed and shall replace the estimate of 95% of Useable SF utilized in the above formula. Lessor shall provide written notice to Lessee of the actual Rentable SF at such time and Lessee shall thereafter pay its share of operating expenses on its share of the actual Rentable SF commencing with the next due montly rental installment. At such time as 50% occupancy or build out of the building is attained, Lessor shall have the right to adjust the total building Rentable SF to actual using the 5% non-rentable estimate for the 50% portion of the building not built out. Provided, however, the total building Rentable SF shall never be less than 90% of total building Useable SF until the entire building is build out or planned space according to plans and specifications.

LESSOR:                               LESSEE:

2221 Bijou Limited Liability Co.      American Teleconferencing Services, Ltd.

By:  Lars E. Akerberg    /s/          By:  /s/

Its:  Managing Partner                Its:
      ----------------                       ----------------------------

                        SUBORDINATION, NON-DISTURBANCE,
                           AND ATTORNMENT AGREEMENT


          THIS AGREEMENT, dated the 30/th/ day of May, 1996, among Unitco,
                                    ------        ---
a California general partnership (hereinafter referred to as "Mortgagee"), 2221 Bijou Limited Liability Company, a Colorado limited liability company (hereinafter referred to as "Landlord"), and American Teleconferencing Services, Ltd., a Missouri corporation (hereinafter referred to as "Tenant").

                             W I T N E S S E T H :

          WHEREAS, Tenant has entered into a certain Standard Office Lease dated as of May 23, 1996 with Landlord (hereinafter referred to as the "Lease") covering a portion of a certain building known as The Chidlaw Building, located at 2221 East Bijou Street, Colorado Springs, Colorado (hereinafter referred to as the "Premises"); and

          WHEREAS, Mortgagee is the beneficiary under that certain Deed of Trust, Security Agreement and Financing Statement, dated August 31, 1993, between Landlord, as grantor, the Public Trustee, as trustee, and recorded September 1, 1993 in Book 6249, page 1467, in the office of the County Clerk of El Paso County, Colorado, (hereinafter referred to as the "Mortgage") encumbering the Premises, which Mortgage secures a Note (hereinafter referred to as the "Note") evidencing an aggregate indebtedness in the original principal amount of $1,600,000; and

          WHEREAS, the parties desire to set forth their agreement as to their response in the event of a default by the Landlord under the Mortgage or the Lease.

          NOW, THEREFORE, in consideration of the premises and of the sum of One Dollars ($1.00) by each party in hand paid to the others, the receipt of which is hereby acknowledged, it is hereby agreed as follows:

          Section 1. The Mortgage is and shall at all times be subject and subordinate to the Lease and to all renewals, modifications, consolidations, replacements and extensions thereof.

          Section 2. Tenant agrees that it shall attorn to and recognize any purchaser at a foreclosure sale under the Mortgage or any renewals, modifications, consolidations, replacements, and extensions thereof, any transferee who acquires the Premises by deed in lieu of foreclosure, and the successors and assigns of such purchasers, as its Landlord for the unexpired balance (and any extensions, if exercised) of the term of said Lease upon the same terms and conditions set forth in said Lease.

          Section 3. In the event that it should become necessary to foreclose the Mortgage or any renewals, modifications, consolidations, replacements, and extensions thereof, Mortgagee thereunder shall not terminate said Lease nor join Tenant in summary or foreclosure proceedings so long as Tenant is not in default under any of the terms, covenants, or conditions of said Lease.

          Section 4. In the event that the Mortgagee shall succeed to the interest of Landlord under such lease, Mortgagee shall not be:

                 (a) liable for any act or omission of any prior landlord (including Landlord); or

                 (b)  liable for the return of any security deposit; or

                 (c) subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord); or

                 (d) bound by any rent or additional rent which Tenant might have paid for more than the current month to any prior landlord (including Landlord); or

                 (e) bound by any amendment or modification of the Lease made without its consent.

          Section 5. Tenant agrees to give the Mortgagee or its successor or assigns, by registered mail, a copy of any notice of default served upon the Landlord, provided that prior to such notice Tenant has been notified in writing (by way of Notice of assignment of Lease, or otherwise) of the address of such Mortgagee. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Mortgagee shall have an additional thirty (30) days to cure such default or it such default cannot be cured within that time, then such additional time as may be necessary if within such thirty (30) days any Mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings if necessary to effect such cure), in which event the Lease shall not be terminated while such remedies are being so diligently pursued.

          Section 6. Each of Mortgagee, Landlord and Tenant hereby warrants and represents that the persons signing this document on their respective behalfs have all requisite authority to do so, and to bind their respective entities herein.

          IN WITNESS WHEREOF, the parties hereto have executed these presents the day and year first above written.


                              UNITCO, a California general partnership
                              By Ralph W. Kiewit, Jr. Family Revocable Trust of 1991

                              By:        /s/
                                    --------------------------------------
                              Print Name:  Ralph W. Kiewit, Jr., Trustee
                                          --------------------------------
                                                 General Partner

                              By:  Howard Family Trust

                              By:     /s/
                                  ----------------------------------------
                              Print Name:  Bradley D. Howard, Co-Trustee
                                          --------------------------------
                                                General Partner

STATE OF   California   )
           ----------
                        )  ss
COUNTY OF  Los Angeles  )
           ----------

          On this    30th    date of     May       , 1996, before me, a Notary
                  ----------         -------------
Public in and for said state, personally appeared   RALPH W. KIEWIT, JR.,
                                                  ------------------------------
Trustee and BRADLEY D. HOWARD, Co-Trustee, general partners of UNITCO, a
-----------------------------------------
California general partnership, known to me to be the persons who executed the within instrument on behalf of said partnership and acknowledged to me that they executed the same for the purposes therein stated.



                                         V. M. Holmes  /s/
                                         ------------------
                                         Notary Public

My Commission Expires;

       May 4, 1999                       [notary seal]
       -----------


                                         2221 BIJOU LIMITED LIABILITY COMPANY

                                         By:        /s/
                                             --------------------------------
                                         Print Name:    Lars E. Akerberg
                                                     ------------------------
                                         Title:         Managing Partner
                                                   --------------------------

                                         By:
                                             --------------------------------
                                         Print Name:
                                                     ------------------------
                                         Title:
                                                   --------------------------


                                         By:
                                             --------------------------------
                                         Print Name:
                                                     ------------------------
                                         Title:
                                                   --------------------------

STATE OF   Minnesota     )
           ---------
                         )    ss
COUNTY OF  Carver        )
           ---------


          On this    3rd   day of   June     , 1996, before me, a Notary Public
                  --------        ----------
in and for said state, personally appeared   Lars E. Akerberg   ,   managing
                                           --------------------- ---------------
general partner, of 2221 Bijou Limited Liability Company, a Colorado limited
---------------
liability company, known to me to be the person who executed the within instrument on behalf of said limited liability company, and acknowledge to me that he executed the same for the purposes therein stated.



                                          William J. Platto/s/
                                      ---------------------------------------
                                      Notary Public

My Commission Expires:

     January 31, 2000                 [notary seal]
--------------------------


                                      AMERICAN TELECONFERENCING SERVICES,
                                      LTD.


                                      By:        /s/
                                          -----------------------------------
                                      Print Name:    Stephen L. Mock
                                                  ---------------------------
                                      Title:         CFO
                                             --------------------------------


STATE OF    Kansas     )
            ------
                       )    ss
COUNTY OF   Johnson    )
            --------


          On this    7th   day of   June     , 1996, before me, a Notary Public
                  --------        ----------
in and for said state, personally appeared   Stephen L. Mock  , of American
                                           -------------------
Teleconferencing Services, Ltd., a Missouri corporation, known to me to be the person who executed the within instrument on behalf of said corporation and acknowledge to me that he executed the same for the purposes therein stated.

                                        Teresa J. Jones  /s/
                                      ------------------------------------
                                      Notary Public

My Commission Expires:

       December 8, 1996
---------------------------


[notary seal]

                                                   Book 6908 Page 1476

                              MEMORANDUM OF LEASE

     THIS MEMORANDUM OF LEASE is made and entered into as of the 7/th/ day of June, 1996, by and between 2221 Bijou Limited Liability Company, a Colorado limited liability company, having an office at c/o Fieldhill Properties, P.O. Box 158, Chaska, Minnesota 55318 (hereinafter called "Lessor"), and American Teleconferencing Services, Ltd., having a current office at 101 N. Tejon, Suite 200, Colorado Springs, Colorado 80903 (hereinafter called "Lessee"),

                             W I T N E S S E T H :

     1. This is a memorandum of that certain Standard Office Lease entered into as of May 23, 1996 between Lessor and Lessee (hereinafter called the "Lease"), pursuant to which, and subject to the terms of which, Lessee has the right to occupy a portion of the following described real estate in Colorado Springs, El Paso County, Colorado, to wit: Lot 1 in Unitco subdivision in the City of Colorado Springs, El Paso County, Colorado, together with all improvements located thereon and rights appertaining thereto (hereinafter called the "Premises"), for a one hundred twenty (120) month term beginning at the time period provided for in the Lease.

     2. The Lease and Lessee's right, title and interest therein and in the Premises, shall be completely prior to each and every mortgage, and each and every mortgage, whether heretofore, now, or hereafter in existence, shall in all respects be subject and subordinate to the Lease and Lessee's right, title and interest therein and in the Premises.

     3. Lessee, if not in default under the Lease, upon prior written consent of the Lessor, may sublet the Premises or any portion thereof and may assign the Lease, provided that each assignee undertakes and agrees in writing for the benefit of Lessor to keep and perform all the terms, conditions and covenants of the Lease by Lessee to be kept and performed.

     IN WITNESS WEHREOF, the parties hererto have caused this Memorandum of Lease to be executed and their respective seals hereto affixed the day and year first above written.

                              2221 BIJOU LIMITED LIABILTY COMPANY

                              By:  /s/
                                  --------------------------------
                              Print Name: /s/ Lars E. Akerberg
                                          ------------------------
                              Title:  Managing Partner
                                      ----------------------------

                                                             Book 6908 Page 1477

                                        By:
                                           -------------------------------------
                                        Print Name:
                                                   -----------------------------
                                        Title:
                                              ----------------------------------


                                        By:
                                           -------------------------------------
                                        Print Name:
                                                   -----------------------------
                                        Title:
                                              ----------------------------------



STATE OF MINNESOTA  )
         ---------
                    )    ss

COUNTY OF CARVER    )
          ------

     On this 30/th/ day of May, 1996, before me, a Notary Public in and for said state, personally appeared Lars E. Akerberg, managing partner, of 2221 Bijou Limited Liability Company, a Colorado limited liability company, known to me to be the person who executed the within Memorandum of Lease on behalf of said limited liability company and acknowledged to me that he executed the same for the purposes therein stated.


                                        /s/   William J. Platto
                                    ----------------------------------------
                                    Notary Public

My Commission Expires:


      January 31, 2000
---------------------------------

                                    Notary Seal

                                                             Book 6908 Page 1478

                             AMERICAN TELECONFERENCING SERVICES, LTD.

                             By:             /s/ Stephen L. Mock
                                    --------------------------------------------
                             Print Name:     /s/ Stephen L. Mock
                                         ---------------------------------------
                             Title:                  CFO
                                     -------------------------------------------


STATE OF KANSAS     )
         ------
                    )    ss

COUNTY OF JOHNSON   )
          -------

     On this 7/th/ day of June, 1996, before me, a Notary Public in and for said state, personally appeared Stephen L. Mock, CFO, of American Teleconferencing Services, Ltd., a Missouri corporation, known to me to be the person who executed the within Memorandum of Lease on behalf of said corporation and acknowledged to me that he executed the same for the purposes therein stated.


                                                 /s/ Teresa J. Jone
                                 ----------------------------------------------
                                 Notary Public

My Commission Expires:

      December 8, 1996
-------------------------------

Notary Seal

                    NON-DISTURBANCE AND ATTORNMENT AGREEMENT
                    ----------------------------------------

     THIS AGREEMENT, made and entered into as of the 11/th/ day of October, 1996, by and between AMERICAN TELECONFERENCING SERVICES, LTD. ("Tenant"), 2221 BIJOU LIMITED LIABILITY COMPANY, a Colorado limited liability company ("Grantor"), and MILLER & SCHROEDER INVESTMENTS CORPORATION, a Minnesota corporation ("Beneficiary").

                        PRELIMINARY STATEMENT OF FACTS:
                        -------------------------------

     A. Beneficiary is making a loan to Grantor ("Loan") repayment of which is to be secured by a Deed of Trust and Security Agreement and Fixture Filing and Financing Statement executed by the Grantor to the Public Trustee of El Paso County, Colorado, a trustee, for the benefit of Beneficiary ("Deed of Trust") granting and conveying in trust the real estate (the "Premises") more fully described in Exhibit "A" attached hereto.

     B. The Tenant is the present lessee under a lease dated May 23, 1996, made by Grantor, as landlord, demising a portion of the Premises (said lease and all amendments thereto being referred to as the "Lease").

     C. As a condition precedent to Beneficiary's disbursement of Loan proceeds Beneficiary has required that Tenant attorn to the Beneficiary under the Deed of Trust.

     D. In return the Beneficiary is agreeable to not disturbing the Tenant's possession of the Premises.

     E. The Beneficiary is disbursing the Loan proceeds in reliance upon the agreements contained in this instrument which but for it would not disburse the Loan.

     NOW, THEREFORE, in consideration of the sum of $1.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged it is hereby agreed as follows:

     1.   Tenant To Attorn To Beneficiary.  If the interests of Grantor shall be
          -------------------------------
transferred to and owned by Beneficiary by reason of foreclosure or other proceedings brought by it in lieu of or pursuant to a foreclosure, or by any other manner, and Beneficiary succeeds to the interest of the Grantor under the Lease, Tenant shall be bound to Beneficiary under all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining, with the same force and effect as if Beneficiary were the landlord under the Lease, and Tenant does hereby attorn to Beneficiary as its landlord, said attornment to be effective and self-operative immediately upon Beneficiary succeeding to the interest of the Grantor under the Lease without the execution of any further instruments on the part of any of the parties hereto; provided, however, that Tenant shall be under no obligation to pay rent to Beneficiary until Tenant receives written notice and such other confirming information as Tenant reasonably requests from

Beneficiary that it has succeeded to the interest of the Grantor under the Lease. The respective rights and obligations of Tenant and Beneficiary upon such attornment, to the extent of the then remaining balance of the term of the Lease shall be and are the same as now set forth therein; subject, however, to any Amendment thereto agreed upon by the parties and consented to by Beneficiary, it being the intention of the parties hereto for this purpose to incorporate the Lease in this Agreement by reference with the same force and effect as if set forth at length herein.

     2.   Beneficiary Not Bound By Certain Acts of Grantor.  If Beneficiary
          ------------------------------------------------
shall succeed to the interest of Grantor under the Lease, Beneficiary shall not be liable for any act or omission of any prior landlord (including Grantor); nor subject to any offsets or defenses which Tenant might have against any prior landlord (including Grantor); nor bound by any rent which Tenant might have prepaid nor for more than the then current installment; nor bound by any amendment or modification of the Lease made without its consent. In the event of a default by the Grantor under the Lease or an occurrence that would give rise to an offset against rent or claim against the Grantor under the Lease, Tenant will use its best efforts to set off such defaults against rents currently due Grantor and will give Beneficiary notice of such defaults or occurrence at the address of Beneficiary as set forth above. In the event the Tenant has paid a security deposit to Grantor under the Lease, Beneficiary shall not have any liability to the Tenant unless the same has actually been paid over to Beneficiary and Beneficiary holds the same.

     3.   Assignment of Lease.  Grantor will by a separate Assignment of Rents
          -------------------
or Assignment of Lease ("Assignment") assign its interest in the rents and payments due under the Lease to Beneficiary as security for repayment of the Loan. If in the future there is a default by the Grantor in the performance and observance of the terms of the Deed of Trust, the Beneficiary may, at its option under the Assignment, require that all rents and other payments due under the Lease be paid directly to it. Upon notification to that effect by the Beneficiary, the Grantor hereby authorizes and directs Tenant and the Tenant agrees to pay the rent and any payments due under the terms of the Lease to Beneficiary. The Assignment does not diminish any obligations of the Grantor under the Lease nor impose any such obligations on the Beneficiary.

     4.   Successors and Assigns.  This Agreement and each and every covenant,
          ----------------------
agreement and other provisions hereof shall be binding upon the parties hereto and their successors any assigns, including without limitation each and every from time to time holder of the Lease or any other person having an interest therein and shall inure to the benefit of the Beneficiary and its successors and assigns. As used herein, the words "successors and assigns" shall include the heirs, administrators and representatives of any natural person who is a party to this Agreement.

     5.   Choice of Law.  This Agreement is made and executed under and in all
          -------------
respects is to be governed and construed by the laws of the State of Colorado.

     6.   Captions and Headings.  The captions and headings of the various
          ---------------------
sections of this Agreement are for convenience only and are not to be construed as confining or limiting in any way the scope or intent of the provisions hereof. Whenever the context requires or permits, the singular shall include the plural, the plural shall include the singular and the masculine, feminine and neuter shall be freely interchangeable.

     7.   Notices.  Any notices and other communications permitted or required
          -------
by the provisions of this Agreement (except for telephonic notices expressly permitted) shall be in writing and shall be deemed to have been properly given or served by depositing the same with the United States Postal Service, or any official successor thereto, designated as Registered or Certified Mail, Return Receipt Requested, bearing adequate postage, or delivery by reputable private carrier such as Federal Express, Airborne, DHL or similar overnight delivery service, and addressed as hereinafter provided. Each such notice shall be effective upon being deposited as aforesaid. The time period within which a response to any such notice must be given, however, shall commence to run from the date of receipt of the notice by the addressee thereof. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice sent. By giving to the other party hereto at least ten 10 days' notice thereof, either party hereto shall have the right from time to time and at any time during the term of this Agreement to change its address and shall have the right to specify as its address any other address within the United States of America.

          Each notice to Beneficiary shall be addressed as follows:

               Miller & Schroeder Investments Corporation
               300 Pillsbury Center
               220 South Sixth Street
               Minneapolis, MN  55402
               Attn:  Vice President - Mortgage Department

          Each notice to Grantor shall be addressed as follows:

               2221 Bijou Limited Liability Company
               c/o Lars Akerberg, Chief Executive Officer
               Fieldhill Properties
               PO Box 158
               123 West 3/rd/ Street
               Chaska, Minnesota  55318

          Each notice to Tenant shall be addressed as follows:

               American Teleconferencing Services, Ltd.
               2221 East Bijou Street
               Colorado Springs, Colorado  80909

     8.   Certification of Tenant.  Tenant certifies to Beneficiary as follows:
          -----------------------

     a. Tenant has accepted delivery of its leased portion of the Premises described in the Lease and has entered into occupancy thereof;

     b. Tenant has not entered into any agreement providing for the discounting, advance payment, abatement or offsetting of rents, other than as may be permitted under the Lease itself, and no rent has been paid for more than one installment in advance;

     c. The Lease, including Addendums A through E and the Memorandum of Lease, represents the entire agreement between the parties as to the leasing, is in full force and effect, and has not been modified, supplemented or amended in any way;

     d. Tenant has fully inspected its leased portion of the Premises and found the same to be as required by the Lease, in good order and repair, and all conditions under the Lease to be performed by the landlord to date have been satisfied; including but not limited to payment to Tenant of any landlord contributions for Tenant improvements and completion by landlord of the construction of any leasehold improvements to be constructed by the landlord as of the date hereof;

     e. The primary term of the Lease commenced on September 1, 1996 and continues to August 31, 2006; and contains no renewal option(s);

     f. Minimum annual rent payable (exclusive of tenant's share of operating expenses and tenant's share of taxes, if any) is as set forth in Addendum A to the Lease and is paid to October 1, 1996;

     g. As of this date, the landlord is not in default under any of the terms, conditions, provisions or agreements of the Lease and Tenant has no offsets, claims or defenses against the landlord with respect to the Lease;

     h.   Tenant has not assigned or sublet its interest under the Lease;

     i. Tenant has paid a security deposit of $12,500 to Grantor which security deposit is held in an interest bearing, IOLTA Trust Account by William J. Platto, attorney at law, for the benefit of Grantor, Tenant and Beneficiary according to their respective interests;

     j. Tenant has not prepaid any installments of rent more than one month in advance;

     k. The Undersigned does not and has not used its leased portion of the Premises for the storage, treatment, manufacturing, generation, disposal or release into the environment of any petroleum product or substance which is classified as a "hazardous substance, pollutant or contaminant under the Federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") or other applicable federal, state and local laws and regulations.

     IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be executed as of the date first above written.
                                       AMERICAN TELECONFERENCING SERVICES,
                                       LTD.

                                       By:    /s/ Stephen L. Mock
                                           -------------------------------------

                                       Its:    CFO
                                            ------------------------------------

STATE OF KANSAS          )
                         )ss.
COUNTY OF JOHNSON        )
          -------

     The foregoing instrument was acknowledge before me this 10/th/ day of October, 1996, by Stephen L. Mock, the CFO of American Teleconferencing Services, Ltd., a Missouri corporation, on behalf of the Corporation.

     Witness my hand and official seal.

                                       /s/ Teresa J. Jones
                                       -----------------------------------------
     [Notary Seal]                     Notary Public

                                       -----------------------------------------
                                       Title

My Commission Expires:

12-8-96
---------------------------


                         Signature Page to American NDA

                                       MILLER & SCHROEDER
                                       INVESTMENTS CORPORATION

                                       By:    /s/ Gregory Miller
                                           -------------------------------------

                                       Its:       V.P.
                                           -------------------------------------
STATE OF MINNESOTA  )
                    )ss.
COUNTY OF HENNEPIN  )

     The foregoing instrument was acknowledge before me this 11/th/ day of October, 1996, by Gregory Miller, the V.P. of Miller & Schroeder Investments Corporation, a Minnesota corporation, on behalf of the corporation.

     Witness my hand and official seal.

                                       /s/ Sharon M. Ruane
                                       -----------------------------------------
     [Notary Seal]                     Notary Public


                                       Title
                                       -----------------------------------------
My Commission Expires:

------------------------------


                         Signature Page to American NDA

                                       2221 BIJOU LIMITED LIABILITY
                                       COMPANY, a Colorado limited liability
                                       company

                                       By:  FLENINGE PARTNERSHIP, a
                                       Minnesota General Partnership, its
                                       Manager

                                       By:    /s/ Lars E. Akerberg
                                           -------------------------------------
                                                  Lars E. Akerberg, Partner

STATE OF MINNESOTA  )
                    )ss.
COUNTY OF HENNEPIN  )

     The foregoing was instrument was acknowledge before me this 11/th/ day of October, 1996, by Lars E. Akerberg, a Partner of Fleninge Partnership, a Minnesota General Partnership, the Manger of 2221 Bijou Limited Liability Company, a Colorado limited liability company, on behalf of the Company.

     Witness my hand and official seal.

                                       /s/ Sharon M. Ruane
                                       -----------------------------------------
     [Notary Seal]                     Notary Public


                                       -----------------------------------------
                                       Title

My Commission Expires:


------------------------------

THIS DOCUMENT WAS DRAFTED BY:

OPPENHEIMER WOLFF & DONNELLY (DPN)
Plaza VII, Suite 3400
45 South Seventh Street
Minneapolis, MN  55402


                         Signature Page to American NDA

                                  EXHIBIT "A"
                                  -----------

                               Legal Description
                               -----------------

     Lot I, Unitco Subdivision, County of El Paso, State of Colorado